      As filed with the Securities and Exchange Commission on July 3, 1996
                                            Registration Statement No. 333-07439

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549
                               _________________


                              Amendment No. 1 to


                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               _________________

                             LIBERTE INVESTORS INC.
                               _________________

             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                          6799                  75-1328153

  (State or Other Jurisdiction    (Primary Standard Industrial  (I.R.S. Employer
of Incorporation or Organization)  Classification Code Number) Identification Number)


                             600 N. PEARL STREET
                              SUITE 420, LB #168
                            DALLAS, TEXAS   75201
                                (214) 720-8950


 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                  Registrant's Principal Executive Offices)


                             ROBERT TED ENLOE III
                            LIBERTE INVESTORS INC.
                             600 N. PEARL STREET
                              SUITE 420, LB #168
                             DALLAS, TEXAS  75201
                                (214) 720-8950


     (Name, Address, Including Zip Code, and Telephone Number, Including
                       Area Code, of Agent For Service)

                               _________________

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                                 CALCULATION OF REGISTRATION FEE

=======================================================================================================
    Title of Each Class of                         Proposed Maximum  Proposed Maximum
          Securities               Amount to be     Offering Price     Aggregate          Amount of
       to be Registered             Registered        Per Unit        Offering Price   Registration Fee
- -------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01
 per share . . . . . . . . . .     12,153,658(1)       $3.563(2)      $43,303,484         $5,665(3)
=======================================================================================================

(1) The Registrant is filing this Registration Statement in connection with the reorganization of Liberte Investors, a Massachusetts business trust (the "Trust"), into the Registrant. In the reorganization, each share of beneficial interest in the Trust will be converted into one share of the Registrant's common stock. As of the date of this Registration Statement, the Trust has 12,153,658 shares of beneficial interest outstanding. This Registration Statement registers the Trust's distribution of the Registrant's shares of common stock to the Trust's shareholders in redemption of their shares of beneficial interest in the Trust.


(2) Pursuant to Rule 457(f) under the Securities Act of 1933, the proposed maximum offering price of each share of the Registrant's common stock is estimated to be the average of the high and low sale prices of a share of beneficial interest in the Trust as of a date five business days before the initial filing of this Registration Statement. Accordingly, the Registrant has used $3.563 as such per share price, which is the average of the high sale price of $3.625 and the low sale price of $3.500 reported on the New York Stock Exchange for a share of beneficial interest in the Trust on June 27, 1996.


(3) On April 2, 1996, the Trust filed a Preliminary Proxy Statement/Prospectus concerning the reorganization with the Securities and Exchange Commission. In connection with that filing, the Trust paid a filing fee of $9,268.

    Pursuant to Rule 457(b), the Registrant has deducted this prior payment when computing the amount of the registration fee owed in connection with this Registration Statement. Accordingly, the amount of the registration fee owed is 1/29 of 1% of the proposed maximum aggregate offering price of $43,303,484, which is $14,933, less the amount previously paid of $9,268. The Trust paid this fee on behalf of the Registrant with the initial filing of the Registration Statement.



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                   SIGNATURES



                 Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 3, 1996.



                                        LIBERTE INVESTORS INC.




                                        By:     /s/ Bradley S. Buttermore
                                           -----------------------------------
                                        Name:   Bradley S. Buttermore
                                        Title:  Senior Vice President



                 Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:




          SIGNATURE                      TITLE                        DATE
 /s/ Gene H. Bishop*              Director                     July 3, 1996
- ---------------------------
 GENE H. BISHOP




 /s/ Bradley S. Buttermore        Principal Accounting and     July 3, 1996
- ---------------------------       Financial Officer
 BRADLEY S. BUTTERMORE




 /s/ Robert Ted Enloe III*        Principal Executive Officer  July 3, 1996
- ---------------------------       and Director
 ROBERT TED ENLOE III




* Pursuant to a Power of Attorney filed with the initial Registration
  Statement.

                                 EXHIBIT INDEX


EXHIBIT NO.                                      DESCRIPTION
- -----------                                      -----------
  2.1         Plan of Reorganization, dated as of  April 1, 1996, between the Trust and the Company.*

  2.2         Stock Purchase Agreement, dated as of January 16, 1996, between the Trust and the Purchaser (incorporated by reference to Exhibit 4.1 of the Trust's Current Report on Form 8-K filed with the Commission on January 24,
              1996), as amended by the Amendment to the Stock Purchase Agreement, dated as of February 27, 1996, and the Second
              Amendment to the Stock Purchase Agreement, dated as of March 28, 1996 (incorporated by reference to Exhibit 2.1 of the Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).

  2.3         Letter Agreement, dated as of April 1, 1996, among the Trust, the Company, and the Purchaser.*

  2.4         Confidentiality and Standstill Agreement, dated as of January 16, 1996, between the Trust and the Purchaser
              (incorporated by reference to Exhibit 2.2 of the Trust's Quarterly Report on Form 10-Q for the quarter ended
              March 31, 1996).

  2.5         Escrow Agreement, dated as of January 19, 1996, among the Trust, the Purchaser, and Texas Commerce Bank National
              Association.*

  2.6         The Trust's First Amended Plan of Reorganization, dated December 14, 1993, as modified by the Modification to the
              First Amended Plan of Reorganization, dated January 9, 1994 (incorporated by reference to the Trust's Current Report on Form 8-K filed with the Commission on February 9, 1994).

  3.1         The Company's Charter.*

  3.2         The Company's Bylaws.*

  3.3         The Trust's Declaration of Trust, dated June 26, 1969, restated to give effect to the First Amendment to the
              Declaration of Trust, dated September 19, 1969, the Second Amendment to the Declaration of Trust, dated
              January 24, 1986, the Third Amendment to the Declaration of Trust, dated January 19, 1989, the Fourth Amendment to the Declaration of Trust, dated December 18, 1992, the Fifth Amendment to the Declaration of Trust, dated
              March 31, 1995, and the Sixth Amendment to the Declaration of Trust, dated November 22, 1995 (incorporated by reference to Exhibit 3.1 of the Trust's Quarterly Report on Form 10-Q for the quarter ended December
              31, 1995).

  3.4         Form of the Seventh Amendment to the Trust's Declaration of Trust.*

  3.5         The Trust's Bylaws, restated to give effect to the First Amendment to the Bylaws (incorporated by reference to
              Exhibit 3.1 of the Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).

  4.1         Form of Registration Rights Agreement to be entered into by the Company and the Purchaser.*

  4.2         Stock Option Agreement, dated May 7, 1993, between the Trust and Robert Ted Enloe III (incorporated by reference to Exhibit 10.22 of the Trust's Annual Report on Form 10-K for the year ended June 30, 1993).


EXHIBIT NO.                                      DESCRIPTION
- -----------                                      -----------
   4.3        Form of Agreement Clarifying Registration Rights to be entered into by the Company, the Purchaser, the Enloe
              Descendants' Trust, and Robert Ted Enloe III.*

   5.1        Opinion of  Morris, Nichols, Arsht & Tunnell.

   8.1        Opinion of Hughes & Luce, L.L.P.

  10.1        Exchange Agent Agreement, dated as of June 13, 1996, between the Company and KeyCorp Shareholder Services, Inc.*

  10.2        Form of Indemnification Agreement for the Company's directors and officers and schedule of substantially identical documents.*

  10.3        Retirement Plan for Trustees of the Trust, dated October 11, 1988 (incorporated by reference to Exhibit 10.23 of the Trust's Annual Report on Form 10-K for the year ended June 30, 1993).

  10.4        Promissory Note, dated October 22, 1993, from Robert Ted Enloe III to the Trust (incorporated by reference to
              Exhibit 10.1 of the Trust's Quarterly Report on Form 10-Q for the quarter ended December 31, 1993).

  10.5        Stock Pledge and Security Agreement, dated October 22, 1993, between Robert Ted Enloe III and the Trust
              (incorporated by reference to Exhibit 10.2 of the Trust's Quarterly Report on Form 10-Q for the quarter ended
              December 31, 1993), as supplemented by a letter agreement, dated November 13, 1995, between the Enloe
              Descendants' Trust and the Trust.*

  10.6        Agreement Regarding Registration Rights, Amendment of Stock Option Agreement, and Ratification of Pledge
              Agreement, dated as of November 13, 1995, among the Trust, Robert Ted Enloe III, and the Enloe Descendants'
              Trust.*

  10.7        Asset Disposition Agreement, dated February 28, 1995, between the Trust and ST Lending, Inc. (incorporated by reference to Exhibit 10.9 of the Trust's Annual Report on Form 10-K for the year ended June 30, 1995).

  13.1        The Trust's Annual Report on Form 10-K for the year ended June 30, 1995, as amended.*

  13.2        The Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.*

  21.1        A list of the subsidiaries of the Trust.*

  23.1        Consent of Bear, Stearns & Co. Inc.*

  23.2        Consent of Ernst & Young LLP.*

  23.3        Consent of Hughes & Luce, L.L.P.*

  23.4        Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.1).

  24.1        Power of Attorney executed by Gene H. Bishop.*

  24.2        Power of Attorney executed by Bradley S. Buttermore.*

  24.3        Power of Attorney executed by Robert Ted Enloe III.*

  27.1        Financial Data Schedule for the Company's April 1, 1996 Balance Sheet (included only in the EDGAR filing).*

  99.1        Form of the Cover Letter.*

  99.2        Form of the Notice of the Special Meeting.*

  99.3        Form of the Proxy Card.*

  99.4        Form of a Letter from the Trust to Brokers.*

EXHIBIT NO.                                      DESCRIPTION
- -----------                                      -----------
  99.5        Form of a Letter from Brokers to their Clients.

  99.6        Form of the Letter of Transmittal.*

  99.7        Financial Statement Schedule IV--Mortgage Loans on Real Estate (included in Exhibit 13.1).*



* Filed with the initial Registration Statement.